SECURITIES AND EXCHANGE COMMISSION

                          Washington, D.C. 20549

                            ___________________


                                 FORM 8-K




                              CURRENT REPORT

                  Pursuant to Section 13 or 15(d) of the

                      Securities Exchange Act of 1934


Date of Report (Date of earliest event reported:)  February 27, 1996




                           OCEAN BIO-CHEM, INC.

            (Exact name of registrant as specified in charter)



         Florida                     0-11102            59-1564329
(State or other jurisdiction    (Commission File      (IRS Employer
     of incorporation)               Number)           Identification No.)



4041 S. W. 47 Avenue, Fort Lauderdale, Florida            33314
(Address of principal executive offices)                (Zip Code)


Registrant's telephone number, including area code: (305) 587-6280






                     This document contains 34 pages.
 The Exhibit Index is on Page 5.

                     INFORMATION TO BE INCLUDED IN REPORT

Item 2.   Acquisition or Disposition of Assets.

(a) On February 27, 1996, the Registrant, through its wholly-owned operating subsidiary, Kinbright, Inc., an Alabama corporation, acquired certain assets of Kinpak, Inc., a Georgia corporation ("Kinpak"), and assumed two (2) leases of land and facilities (the "Leases") leased by Kinpak from the Industrial Development Board of the City of Montgomery, Alabama and the Alabama State Docks Department. The Leases have a remaining outstanding obligation of $990,000 and include an option to purchase the leased premises for $1,000 at the end of the lease term on September 1, 1999. The leased premises consist of a manufacturing facility containing approximately 50,000 square feet located on approximately 20 acres of real property and a docking facility located on the Alabama River. In addition, Registrant purchased the machinery, equipment and inventory located on the leased premises for $850,000. The purchase price was determined through arms-length negotiations between Registrant and Kinpak. There was no relationship between Kinpak and Registrant or any of Registrant's affiliates, directors, officers or associates.

          The source of funds for the transaction was (a) the assumption of the lease obligation and (b) the proceeds of a working capital loan obtained from First Union National Bank of Florida.

          (b) All of the land, equipment and facilities acquired were used by Kinpak in its contract automotive antifreeze mixing and container-filling business. Registrant intends to continue the existing contract work for third parties and to substantially expand and diversify the existing business by using the assets acquired to manufacture aftermarket products for the consumer marine, automotive and recreational vehicle markets, primarily sold under Registrant's Star Brite label.


Item 7.   Financial Statements, Pro Forma Financial Information and Exhibits.

(c)  Exhibits.

Exhibit 2.1 Asset Purchase Agreement dated February 8, 1996; by and among Ocean Bio-Chem, Inc. ("Registrant"), Kinbright, Inc., Kinpak, Inc., and Kinark Corporation. Pursuant to Regulation S-K, Item 601(b)(2), the Schedules and Exhibits to the Asset Purchase Agreement have been omitted inasmuch as they are otherwise disclosed in the Asset Purchase Agreement and identified in a list of Schedules and a list of Exhibits, respectively, which are included therein.

          Undertaking.

          Registrant hereby undertakes and agrees to furnish the Commission with a copy of any omitted Schedule or Exhibit supplementally upon request.


                                SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


               OCEAN BIO-CHEM, INC.
                                   Registrant


Date: March  12, 1996              By:      /s/ Peter Dornau

                                   Name:     Peter Dornau

                                   Title:    President

                               EXHIBIT INDEX



     Exhibit 2.1 Asset Purchase Agreement dated as of February 8, 1996, by and among Ocean Bio-Chem, Inc., a Florida corporation ("Registrant"), Kinbright, Inc., an Alabama corporation wholly-owned by Registrant (the "Buyer"), Kinpak, Inc., a Georgia corporation (the "Seller") and Kinark Corporation, a Delaware corporation (the "Shareholder").